Exhibit 99.1

KIRKLAND’S REPORTS THIRD QUARTER 2020 RESULTS

Announces new share repurchase authorization of $20 million

Third Quarter 2020 Financial Highlights:

•	Net sales increased 1.2% to $146.6 million, with 51 fewer stores; comparable sales increased 8.9%, including e-commerce growth of 49.9%
•	Gross profit margin of 36.1% compared with 27.7% in the prior year, an increase of 840 basis points, or $12.7 million
•	Operating expenses of 27.2% of net sales compared with 37.5% in the prior year; excluding impairments a reduction of 810 basis points, or $11.3 million
•	Earnings per diluted share of $0.82 compared with loss per diluted share of $1.61 in the prior year
•	Adjusted earnings per diluted share of $0.66 compared with an adjusted loss per diluted share of $0.53 in the prior year, an improvement of $1.19
•

EBITDA of $18.9 million compared with negative EBITDA of $7.3 million in the prior year; adjusted EBITDA of $18.7 million, or 12.7% of net sales, compared with negative adjusted EBITDA of $3.1 million in the prior year, an improvement of $21.7 million

•

Operating income of $13.1 million compared with an operating loss of $14.2 million in the prior year; adjusted operating income of $12.8 million, or 8.8% of net sales, compared with adjusted operating loss of $9.9 million in the prior year, an improvement of $22.8 million

•	Cash balance of $37.2 million with no outstanding debt; total liquidity of $106.9 million
•	Store count at quarter end was 381 stores, with 6 additional stores closed in the quarter
•	The Board of Directors authorized a share repurchase plan of $20 million

NASHVILLE, Tenn. (December 3, 2020) — Kirkland’s, Inc. (NASDAQ: KIRK) today announced financial results for its third fiscal quarter ended October 31, 2020 and the authorization of a new share repurchase plan.

“The momentum we established late last year has continued through the third quarter with positive comparable sales in both the store and e-commerce channels exceeding our expectations, significant year-over-year margin improvement and permanent cost reductions driving earnings growth and cash generation,” noted Woody Woodward, Chief Executive Officer. “While home furnishing is currently receiving the benefit of the reallocation of customer spending, there is much within this transformation of Kirkland’s that is a direct result of our own actions and investments. We have elevated the merchandise assortment with improved quality and design while maintaining our value proposition, improved our customer experience both in store and online and adapted our financial and operating infrastructure to maximize profitability.  We are pleased with the impact these changes have had on our performance and are even more encouraged by the fact that the benefits have become very evident at these early stages of our evolution.”

Mr. Woodward added, “The increased demand driven by our e-commerce channel and the strong performance in both our harvest and Christmas season merchandise more than offset the 51 fewer stores in the base from a year ago. The late October re-launch of our loyalty program has already added hundreds of thousands of new members in a few weeks’ time, and we are pleased with the response to Black Friday and Cyber Monday. Similar to others in our sector, we continued to experience a shift to online during the month of November with Black Friday shopping spread out over a longer period. We believe we have established a good start to the fourth quarter by growing profitability with year-over-year margin gains and a solid comparable sales improvement, particularly in e-commerce.”

Strategic Priorities and Financial Goals

Kirkland’s key strategic initiatives include:

•

Accelerating product development to reinforce quality and relevancy as we continue the transformation of the Kirkland’s brand into a specialty retailer where customers are able to furnish their entire home on a budget;

•	Improving omni-channel via website enhancements, more focused marketing spend, an expanded online assortment, and an in-store experience that is aligned with our omni-channel capabilities;
•	Improving the customer experience with a re-launch of our loyalty program, extended credit options and broadened delivery options; and
•	Utilizing our leaner infrastructure to be more nimble in our response to changes in consumer preference and buying behaviors.

Kirkland’s annual financial goals for the next two to three years include:

•

Improving comparable sales performance, driven by e-commerce growth, merchandising, brick-and-mortar store productivity and closure of underperforming stores. We expect e-commerce to continue to grow as a percent of our total business, but also intend to focus on improving the contribution of our remaining store base, which is an integral part of our omni-channel strategy and supports improved profitability of our e-commerce sales.

•

Stabilizing gross margin by continuing with our current discipline of limited promotional offers, expanding direct sourcing, improving supply chain efficiency and reducing occupancy costs. With improved merchandise quality and to support a better customer experience, we will continue to move towards more targeted promotions. Direct sourcing is expected to increase from approximately 20% of purchases in 2020 to 40% to 50% over the next two to three years. With these product margin improvements, continued efficiencies in our supply chain and lower occupancy costs, our goal is to improve our annual gross profit margin to a low to mid-30% range over the next two to three years.

•

Improving profitability by leveraging the leaner infrastructure with comparable sales growth. We believe our ideal store count should be in the range of 300 to 350 stores. With nearly one-third of our store leases up for renewal within the next 12 months, we believe there will be additional opportunities for more favorable rent terms. With approximately $45 million in annualized operating expenses eliminated from the business, we have a goal of reaching annual EBITDA as a percent of sales in the high-single-digit range and annual operating income in the mid-single-digit range within two to three years.

•

Maintaining adequate liquidity and generating free cash flow while continuing to invest in key strategic initiatives of the business and returning excess cash to our shareholders. Our goal is to continue to build cash throughout fiscal 2020 and end the year with no debt. Within our two to three-year timeframe, we also expect to generate increasing free cash flow.

The key strategic initiatives and financial goals are based on current information as of December 3, 2020, and are dependent on, among other things, consumer preferences, economic conditions and our own successful execution of these initiatives. The information on which these initiatives and financial goals is based is subject to change, and investors are cautioned that the Company may update the initiatives and goals, or any portion thereof, at any time for any reason.

Board Authorizes $20 Million Share Repurchase Plan

Kirkland’s also announced today that its Board of Directors has authorized a new share repurchase plan providing for the purchase in the aggregate of $20 million of the Company’s outstanding common stock. Repurchases of shares will be made in accordance with applicable securities laws and may be made from time to time in the open market or by negotiated transactions.  The amount and timing of repurchases will be based on a variety of factors, including stock price, regulatory limitations and other market and economic factors. The share repurchase plan does not require the Company to repurchase any specific number of shares, and the Company may terminate the repurchase plan at any time.

Investor Conference Call and Web Simulcast

Kirkland’s will hold its earnings call for the third quarter later today at 9:00 a.m. ET. Participating on the call will be Steve Woodward, Chief Executive Officer and Nicole Strain, Chief Financial Officer. The number to call for the interactive teleconference is (412) 542-4163. A replay of the conference call will be available through Thursday, December 10, 2020 by dialing (412) 317-0088 and entering the confirmation number 10149811.

A live webcast of Kirkland’s quarterly conference call will be available online on the Company’s Investor Relations Page on December 3, 2020, beginning at 9:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.

About Kirkland’s, Inc.

Kirkland’s, Inc. is a specialty retailer of home décor in the United States, currently operating 381 stores in 35 states as well as an e-commerce website, www.kirklands.com. The Company’s stores present a curated selection of distinctive merchandise, including holiday décor, furniture, wall décor, art, textiles, mirrors, fragrances, lamps and other home decorating items. The Company’s stores offer an extensive assortment of holiday merchandise during seasonal periods. The Company provides its customers an engaging shopping experience characterized by casual, comfortable merchandise with a southern feel and a modern flair at a discernible value. This combination of quality and stylish merchandise, value pricing and a stimulating online and store experience has led the Company to develop a loyal customer base. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release, including all statements related to future initiatives, financial goals and expectations regarding any future period, are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the Company’s progress and anticipated progress towards its long-term objective and the success of its plans in response to the novel coronavirus (“COVID-19”), the spread of COVID-19 and its impact on the Company’s revenues and supply chain, risks associated with COVID-19 and the governments responses to it, the impact of store closures in 2020, the effectiveness of the Company’s marketing campaigns, risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact, the Company’s ability to retain its senior management team, continued volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, fluctuations in cost and availability of products, interruptions in supply chain and distribution systems, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of Kirkland’s or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 10, 2020 and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	13-Week Period Ended
	October 31,	November 2,
	2020	2019
Net sales	$146,609	$144,936
Cost of sales	93,738	104,800
Gross profit	52,871	40,136
Operating expenses:
Compensation and benefits	21,343	29,115
Other operating expenses	16,682	20,208
Depreciation (exclusive of depreciation included in cost of sales)	1,613	1,602
Asset impairment	177	3,392
Total operating expenses	39,815	54,317
Operating income (loss)	13,056	(14,181)
Other expense, net	9	11
Income (loss) before income taxes	13,047	(14,192)
Income tax expense	691	8,114
Net income (loss)	$12,356	$(22,306)
Earnings (loss) per share:
Basic	$0.87	$(1.61)
Diluted	$0.82	$(1.61)
Weighted average shares outstanding:
Basic	14,249	13,867
Diluted	15,075	13,867

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	39-Week Period Ended
	October 31,	November 2,
	2020	2019
Net sales	$348,578	$394,469
Cost of sales	249,751	291,541
Gross profit	98,827	102,928
Operating expenses:
Compensation and benefits	60,157	83,333
Other operating expenses	44,843	54,998
Depreciation (exclusive of depreciation included in cost of sales)	4,683	5,177
Asset impairment	9,027	7,251
Total operating expenses	118,710	150,759
Operating loss	(19,883)	(47,831)
Other expense (income), net	212	(405)
Loss before income taxes	(20,095)	(47,426)
Income tax (benefit) expense	(15,650)	921
Net loss	$(4,445)	$(48,347)
Loss per share:
Basic	$(0.31)	$(3.42)
Diluted	$(0.31)	$(3.42)
Weighted average shares outstanding:
Basic	14,121	14,116
Diluted	14,121	14,116

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

	October 31,	February 1,	November 2,
	2020	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$37,189	$30,132	$4,202
Inventories, net	83,874	94,674	140,222
Income taxes receivable	5,441	243	547
Prepaid expenses and other current assets	9,586	6,462	7,870
Total current assets	136,090	131,511	152,841
Property and equipment, net	68,140	82,863	96,096
Operating lease right-of-use assets	156,924	200,067	210,213
Deferred income taxes	—	1,525	944
Other assets	5,831	6,476	6,283
Total assets	$366,985	$422,442	$466,377
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$53,339	$59,513	$68,395
Accrued expenses	27,037	28,773	23,527
Operating lease liabilities	46,015	53,154	53,210
Total current liabilities	126,391	141,440	145,132
Operating lease liabilities	159,030	195,736	206,789
Revolving line of credit	—	—	25,000
Other liabilities	8,147	8,311	8,883
Total liabilities	293,568	345,487	385,804
Net shareholders’ equity	73,417	76,955	80,573
Total liabilities and shareholders’ equity	$366,985	$422,442	$466,377

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	39-Week Period Ended
	October 31,	November 2,
	2020	2019
Cash flows from operating activities:
Net loss	$(4,445)	$(48,347)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	17,810	21,156
Amortization of debt issue costs	70	41
Asset impairment	9,027	7,251
Cumulative effect of change in accounting principle	—	(331)
Loss on disposal of property and equipment	104	150
Stock-based compensation expense	912	1,995
Deferred income taxes	1,525	759
Changes in assets and liabilities:
Inventories, net	10,800	(55,788)
Prepaid expenses and other current assets	(3,124)	2,443
Accounts payable	(4,735)	27,845
Accounts payable to related party vendor	—	(8,166)
Accrued expenses	(1,704)	(3,547)
Income taxes receivable	(5,230)	(1,041)
Operating lease assets and liabilities	(7,091)	(7,161)
Other assets and liabilities	570	300
Net cash provided by (used in) operating activities	14,489	(62,441)

Cash flows from investing activities:
Proceeds from sale of property and equipment	168	—
Capital expenditures	(7,580)	(12,759)
Net cash used in investing activities	(7,412)	(12,759)

Cash flows from financing activities:
Borrowings on revolving line of credit	40,000	25,000
Repayments on revolving line of credit	(40,000)	—
Refinancing costs	(15)	—
Cash used in net share settlement of restricted stock	(52)	(77)
Proceeds received from employees exercising stock options	12	—
Employee stock purchases	35	190
Repurchase and retirement of common stock	—	(3,657)
Net cash (used in) provided by financing activities	(20)	21,456

Cash and cash equivalents:
Net increase (decrease)	7,057	(53,744)
Beginning of the period	30,132	57,946
End of the period	$37,189	$4,202

Supplemental schedule of non-cash activities:
Non-cash accruals for purchases of property and equipment	$414	$1,818
Operating lease assets and liabilities recognized upon adoption of ASC 842	—	295,240

Non-GAAP Financial Measures

To supplement our unaudited consolidated condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the related earnings conference call contain certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted operating income (loss), adjusted net income (loss) and adjusted diluted income (loss) per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The Company uses these non-GAAP financial measures internally in analyzing our financial results and believes that they provide useful information to analysts and investors, as a supplement to GAAP measures, in evaluating our operational performance.

The Company defines EBITDA as net income or loss before interest, provision for income tax, and depreciation and amortization, adjusted EBITDA as EBITDA with non-GAAP adjustments and adjusted operating income (loss) as operating income (loss) with non-GAAP adjustments. The Company defines adjusted net income (loss) and adjusted diluted income (loss) per share by adjusting the applicable GAAP measure for non-GAAP adjustments.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Each non-GAAP measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following table shows a reconciliation of operating income (loss) to EBITDA, adjusted EBITDA and adjusted operating income (loss) for the 13 weeks and 39 weeks ended October 31, 2020 and November 2, 2019 and a reconciliation of net income (loss) and diluted income (loss) per share to adjusted net income (loss) and adjusted diluted income (loss) per share for the 13 weeks and 39 weeks ended October 31, 2020 and November 2, 2019:

KIRKLAND’S, INC.

UNAUDITED NON-GAAP MEASURE RECONCILIATION

(In thousands, except per share data)

	13-Week Period Ended		39-Week Period Ended
	October 31, 2020	November 2, 2019	October 31, 2020	November 2, 2019
Operating income (loss)	$13,056	$(14,181)	$(19,883)	$(47,831)
Depreciation and amortization	5,824	6,861	17,810	21,156
EBITDA	18,880	(7,320)	(2,073)	(26,675)
Non-GAAP adjustments:
Closed store and lease termination costs in cost of sales(1)	(752)	—	(695)	—
Asset impairment(2)	177	3,392	9,027	7,251
Stock-based compensation expense(3)	276	704	912	1,995
Severance charges(4)	10	141	890	928
Other costs included in operating expenses(5)	70	—	204	119
Total adjustments in operating expenses	533	4,237	11,033	10,293
Total non-GAAP adjustments	(219)	4,237	10,338	10,293
Adjusted EBITDA	18,661	(3,083)	8,265	(16,382)
Depreciation and amortization	5,824	6,861	17,810	21,156
Adjusted operating income (loss)	$12,837	$(9,944)	$(9,545)	$(37,538)

Net income (loss)	$12,356	$(22,306)	$(4,445)	$(48,347)
Non-GAAP adjustments, net of tax:
Closed store and lease termination costs in cost of sales(1)	(577)	—	(533)	—
Asset impairment(2)	121	2,548	6,927	5,526
Stock-based compensation expense, including tax impact(3)	196	954	1,082	2,397
Severance charges(4)	6	100	683	707
Other costs included in operating expenses(5)	54	—	155	92
Total adjustments in operating expenses	377	3,602	8,847	8,722
Tax valuation allowance(6)	(2,431)	11,336	3,040	11,336
CARES Act - net operating loss carry back(7)	268	—	(14,328)	—
Total non-GAAP adjustments, net of tax	(2,363)	14,938	(2,974)	20,058
Adjusted net income (loss)	$9,993	$(7,368)	$(7,419)	$(28,289)

Diluted income (loss) per share	$0.82	$(1.61)	$(0.31)	$(3.42)
Adjusted diluted income (loss) per share	$0.66	$(0.53)	$(0.53)	$(2.00)

Diluted weighted average shares outstanding	15,075	13,867	14,121	14,116
Adjusted diluted weighted average shares outstanding	15,075	13,867	14,121	14,116

(1)

Costs associated with closed stores and lease termination costs, including amounts paid to third-parties for rent reduction negotiations, lease termination fees paid to landlords for store closings and gains on lease terminations.

(2)	Impairment charges include both right-of-use asset and property and equipment impairment charges.
(3)	Stock-based compensation expense includes amounts expensed related to equity incentive plans.
(4)	Severance charges include expenses related to severance agreements. This also includes permanent store closure compensation costs.
(5)	Other costs include corporate lease negotiation fees associated with rent reduction in fiscal 2020 and write-offs of excess and obsolete supplies in fiscal 2019.
(6)	To remove the impact of the Company’s valuation allowance against deferred tax assets.
(7)

The Company recorded an income tax expense (benefit) related to the carry back of fiscal 2019 and estimated fiscal 2020 federal net operating losses to prior periods as permitted under the CARES Act in fiscal 2020.